Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements have been derived by the application of pro forma adjustments to the historical consolidated financial information of The Providence Service Corporation (the “Company” or “Providence”), which have been presented to give effect to the disposition of Ross Innovative Employment Solutions Corp., 0798576 B.C. Ltd, Ingeus Europe Limited and certain subsidiaries and Ingeus Australia Holdings Pty Ltd and certain subsidiaries, which represent substantially all of the operating subsidiaries of the Company’s Workforce Development Services (“WD Services”) segment pursuant to the share purchase agreement, dated November 7, 2018 (the “SPA”). The SPA excludes WD Services operations in Saudi Arabia, as well as certain non-operating subsidiaries. The Company has made the decision to discontinue providing services in Saudi Arabia and is working with the Saudi Arabian government on an orderly transition of employees and contracts for the government to provide services, with effect January 1, 2019. The unaudited pro forma condensed consolidated financial statements present the operations of Saudi Arabia as a discontinued operation, with its assets and liabilities presented as discontinued operations. Additionally, the pro forma condensed consolidated statements of income present the Ingeus France operations, which were a part of the WD Services segment that were disposed of effective July 17, 2018, as discontinued operations.

Effective December 21, 2018 (the “Closing”), the Company completed the disposition of substantially all of the operating subsidiaries of its WD Services segment. At the Closing, cash consideration of approximately $46.5 million was paid by the purchasers.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2018 of the Company is presented as if the disposition had occurred as of September 30, 2018 and presents the Saudi Arabian operations as discontinued operations as of September 30, 2018. The unaudited pro forma condensed consolidated statements of income of the Company for the nine months ended September 30, 2018 and the years ended December 31, 2017, 2016 and 2015 are presented as if the disposition and the closure of Saudi Arabia had occurred on January 1, 2015.
The Company’s historical financial information was derived from its audited consolidated financial statements for the years ended December 31, 2017, 2016 and 2015 (as filed in its Annual Report on Form 10-K with the Securities and Exchange Commission on March 9, 2018) and the Company’s unaudited condensed consolidated financial statements for the nine months ended September 30, 2018 (as filed in its Quarterly Report on Form 10-Q with the Securities and Exchange Commission on November 8, 2018). The Company’s historical financial statements used in preparing the unaudited pro forma financial data are summarized and should be read in conjunction with its historical financial statements and risk factors, all of which are included in the filings with the Securities and Exchange Commission noted above.
The unaudited pro forma adjustments give effect to events that are (i) directly attributable to the disposition, (ii) factually supportable and (iii) based on estimates, available information and certain assumptions that the Company believes are reasonable given the information currently available. The unaudited pro forma adjustments and primary assumptions are described in the accompanying notes. The unaudited pro forma condensed consolidated balance sheet and statements of income are being provided for illustrative purposes only and do not purport to represent what the Company’s results of operations or financial position would have been if the disposition had occurred on the dates indicated and are not intended to project the Company’s results of operations or financial position for any future period. Any of the factors underlying these estimates and assumptions may change or prove to be materially different and the estimates and assumptions may not be representative of facts that existed upon completion of the disposition.

The Providence Service Corporation
Pro Forma Condensed Consolidated Balance Sheet - Unaudited
September 30, 2018
(in thousands)

	Providence Service Corporation Historical	Removal of Historical Operations of WD Services		Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$47,492	$(21,337)		$42,824	b	$68,979
Accounts receivable, net	181,155	(47,102)		—		134,053
Other current assets	32,441	(16,075)		31,600	c	47,966
Current assets of discontinued operations	—	16,209	e	—		16,209
Total current assets	261,088	(68,305)		74,424		267,207

Goodwill	160,420	(25,651)		—		134,769
Intangible assets, net	52,668	(24,964)		—		27,704
Other non-current assets	229,783	(13,541)		19,300	c	235,542
Noncurrent assets of discontinued operations		513	e	—		513
Total assets	$703,959	$(131,948)		$93,724		$665,735

Liabilities and stockholders' equity
Current liabilities:
Accrued expenses	$70,071	$(26,907)		$—		$43,164
Other current liabilities	193,898	(29,398)		—		164,500
Current liabilities of discontinued operations		2,837	e	—		2,837
Total current liabilities	263,969	(53,468)		—		210,501

Non-current liabilities	62,755	(5,518)		—		57,237
Total liabilities	326,724	(58,986)		—		267,738

Mezzanine equity
Convertible preferred stock, net	77,404	—		—		77,404

Stockholders' equity
Common stock and APIC	331,965	—		—		331,965
Other stockholders' equity	(32,134)	29,911		(9,149)	d	(11,372)
Total stockholders' equity	299,831	29,911		(9,149)		320,593
Total liabilities and stockholders' equity	$703,959	$(29,075)		$(9,149)		$665,735

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

The Providence Service Corporation
Pro Forma Condensed Consolidated Statements of Income
for the nine months ended September 30, 2018
Unaudited
(in thousands, except share and per share data)

	Providence Service Corporation Historical	Removal of Historical Operations of WD Services	Pro Forma Adjustments		Pro Forma

Service revenue, net	$1,239,159	$(214,956)	$—		$1,024,203

Operating expenses:
Service expense	1,147,914	(192,390)	—		955,524
General and administrative expense	53,894	(20,151)	(1,568)	a	32,175
Asset impairment charge	9,881	(9,202)	—		679
Depreciation and amortization	20,317	(9,210)	—		11,107
Total operating expenses	1,232,006	(230,953)	(1,568)		999,485
Operating income	7,153	15,997	1,568		24,718

Other expenses:
Other non-operating (income) expense	780	(1,218)	—		(438)
Loss on equity investment	4,026	80	—		4,106
Gain on remeasurement of cost method investment	(6,577)	—	—		(6,577)
Income from continuing operations before income taxes	8,924	17,135	1,568		27,627
Provision for income taxes	7,755	(947)	392		7,200
Income from continuing operations, net of tax	$1,169	$18,082	$1,176		$20,427

Net income (loss) from continuing operations available to common stockholders	$(2,424)				$14,823

Income (loss) from continuing operations per common share:
Basic	$(0.19)				$1.14
Diluted	$(0.19)				$1.13

Weighted-average number of common shares outstanding:
Basic	12,992,403				12,992,403
Diluted	12,992,403				13,069,140

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

The Providence Service Corporation
Pro Forma Condensed Consolidated Statements of Income
for the year ended December 31, 2017
Unaudited
(in thousands, except share and per share data)

	Providence Service Corporation Historical	Removal of Historical Operations of WD Services	Pro Forma Adjustments		Pro Forma

Service revenue, net	$1,623,882	$(305,662)	$—		$1,318,220

Operating expenses:
Service expense	1,489,044	(265,417)	—		1,223,627
General and administrative expense	72,336	(25,438)	(3,407)	a	43,491
Depreciation and amortization	26,469	(12,851)	—		13,618
Total operating expenses	1,587,849	(303,706)	(3,407)		1,280,736
Operating income	36,033	(1,956)	3,407		37,484

Other expenses:
Other non-operating (income) expense	(3,740)	(1,678)	—		(5,418)
Loss on equity investment	(12,054)	(1,391)	—		(13,445)
Gain on sale of equity investment	(12,377)	12,377	—		—
Income from continuing operations before income taxes	64,204	(11,264)	3,407		56,347
Provision for income taxes	4,401	(1,218)	1,300		4,483
Income from continuing operations, net of tax	$59,803	$(10,046)	$2,107		$51,864

Net income from continuing operations available to common stockholders	$47,848				$41,326

Income from continuing operations per common share:
Basic	$3.52				$3.04
Diluted	$3.50				$3.02

Weighted-average number of common
shares outstanding:
Basic	13,602,140				13,602,140
Diluted	13,673,314				13,673,314

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

The Providence Service Corporation
Pro Forma Condensed Consolidated Statements of Income
for the year ended December 31, 2016
Unaudited
(in thousands, except share and per share data)

	Providence Service Corporation Historical	Removal of Historical Operations of WD Services	Pro Forma Adjustments		Pro Forma

Service revenue, net	$1,578,245	$(344,403)	$—		$1,233,842

Operating expenses:
Service expense	1,452,110	(320,147)	—		1,131,963
General and administrative expense	69,911	(30,300)	(84)	a	39,527
Asset impairment charge	21,003	(19,588)	—		1,415
Depreciation and amortization	26,604	(13,824)	—		12,780
Total operating expenses	1,569,628	(383,859)	(84)		1,185,685
Operating income	8,617	39,456	84		48,157

Other expenses:
Other non-operating expense	208	598	—		806
Loss on equity investment	10,287	(8,498)	—		1,789
Income (loss) from continuing operations before income taxes	(1,878)	47,356	84		45,562
Provision for income taxes	17,036	1,172	31		18,239
Income (loss) from continuing operations, net of tax	$(18,914)	$46,184	$53		$27,323

Net income (loss) from continuing operations available to common stockholders	$(21,251)				$20,136

Income (loss) from continuing operations per common share:
Basic	$(1.45)				$1.37
Diluted	$(1.45)				$1.36

Weighted-average number of common
shares outstanding:
Basic	14,666,896				14,666,896
Diluted	14,666,896				14,779,398

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

The Providence Service Corporation
Pro Forma Condensed Consolidated Statements of Income
for the year ended December 31, 2015
Unaudited
(in thousands, except share and per share data)

	Providence Service Corporation Historical	Removal of Historical Operations of WD Services	Pro Forma Adjustments		Pro Forma

Service revenue, net	$1,478,010	$(395,059)	$—		$1,082,951

Operating expenses:
Service expense	1,381,154	(393,803)	—		987,351
General and administrative expense	70,986	(29,846)	(542)	a	40,598
Depreciation and amortization	23,998	(13,776)	—		10,222
Total operating expenses	1,476,138	(437,425)	(542)		1,038,171
Operating income	1,872	42,366	542		44,780

Other expenses:
Other non-operating expense	996	962	—		1,958
Loss on equity investment	10,970	(10,970)	—		—
Income (loss) from continuing operations before income taxes	(10,094)	52,374	542		42,822
Provision for income taxes	14,583	1,063	209		15,855
Income (loss) from continuing operations, net of tax	$(24,677)	$51,311	$333		$26,967

Net income (loss) from continuing operations available to common stockholders	$(29,181)				$19,785

Income (loss) from continuing operations per common share:
Basic	$(1.83)				$1.24
Diluted	$(1.83)				$1.23

Weighted-average number of common shares outstanding:
Basic	15,960,905				15,960,905
Diluted	15,960,605				16,115,604

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

The Providence Service Corporation
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
(in thousands)

1.	Basis of presentation
On November 7, 2018, the Company and Ingeus UK Holdings Limited, its direct wholly-owned subsidiary, entered into a share purchase agreement with Advanced Personnel Management Global Pty Ltd and APM UK Holdings Limited (together, the “Purchasers”) and International APM Group Pty Limited (as Purchasers’ Guarantor), pursuant to which the Company agreed to sell substantially all of the operating subsidiaries of its WD Services segment with the exception of its operations in Saudi Arabia. Effective December 21, 2018, the Company completed this disposition. The unaudited pro forma condensed consolidated financial statements have been prepared based on the Company’s historical financial information giving effect to this disposition, the closure of Saudi Arabian operations, and the disposition of Ingeus France operations. Certain note disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) have been condensed or omitted as permitted by the SEC rules and regulations.
2.    Adjustments to unaudited condensed consolidated financial statements

a.
Represents pro forma adjustment to remove transaction expenses for the nine months ended September 30, 2018 and the year ended December 31, 2017 and integration expenses for the years ended December 31, 2016 and 2015.

b.
Adjustment of $42,824 to reflect cash consideration of $23,307 from disposition, net of estimated seller transaction costs and certain bonus arrangements contingent on the close of the disposition; plus an adjustment of $19,517 to reflect the amount of WD Services cash and cash equivalents as of September 30, 2018 paid by the Purchasers at Closing. As a closing accommodation, Providence and the purchasers agreed that Providence would not remove the WD Services cash and cash equivalents on hand and that the Purchasers would pay Providence for this amount at Closing (refer to Note d.).

c.
Includes adjustments to record the estimated income tax benefit of approximately $25,400 from the carryback of the capital loss on the disposition of shares and the partial repayment of intercompany debt, as well as an estimated income tax benefit of $6,200 from the current year income offset and an income tax benefit of approximately $19,300 related to a net operating loss carryforward, which were primarily a result of a worthless stock deduction related to the shareholding in the United Kingdom.

d.	Adjustment reflects the estimated loss on sale, net of tax, from the disposition which is calculated as follows:

Total cash received	$42,824
Add: Estimated seller transaction costs	6,693
Less: Cash paid for WD Services cash and cash equivalents as of September 30, 2018	(19,517)	b
Purchase price	$30,000

WD Services net asset value as of September 30, 2018, excluding cash and cash equivalents	$55,254
Add: WD Services cash and cash equivalents as of September 30, 2018	19,517	b
Total WD Services net asset value as of September 30, 2018	$74,771

Total cash received	$42,824
Total WD Services net asset value as of September 30, 2018	(74,771)
Income tax benefit	50,900	c
Estimated gain on sale before reclassification of currency translation, net of tax	18,953
Adjustment for reclassification of currency translation	(28,102)
Estimated loss on sale, net of tax	$(9,149)

e.
Represents assets and liabilities of WD Services operations in Saudi Arabia, based on their carrying value. The Company has made the decision to discontinue providing services in Saudi Arabia and is working with the Saudi Arabian government on an orderly transition of employees and contracts in order for the government to provide services, with effect January 1, 2019. The balances presented do not include liabilities for closure costs or reserves which may be required in closing the operation.